Exhibit 10.1
FOURTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT

THIS FOURTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of August 15, 2025 (this “Amendment No. 4”), is entered into by and among CMFT RE LENDING RF SUB WF, LLC, a Delaware limited liability company, as seller (together with its successors and permitted assigns in such capacity, “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as buyer (together with its successors and assigns in such capacity, “Buyer”) and as acknowledged and agreed by CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation, as guarantor (together with its successors and permitted assigns, “Guarantor”), CMFT RE LENDING SUB WF HOLDCO, LLC, a Delaware limited liability company, as equity pledgor (together with its successors and permitted assigns, in such capacity, “Equity Pledgor”), CIM RE LENDING SUB, LLC, a Delaware limited liability company, as a residual pledgor (together with its successors and permitted assigns, in such capacity, “Sub”) and CMFT RE LENDING SUB II, LLC, a Delaware limited liability company, as a residual pledgor (together with its successors and permitted assigns, in such capacity, “Sub II”, and together with Sub, individually and collectively as the context requires, “Residual Pledgor”, and together with Equity Pledgor, individually and collectively as the context requires, “Pledgor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
R E C I T A L S
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of May 20, 2021 (as amended by that certain First Amendment to Master Repurchase and Securities Contract, dated as of October 28, 2021, that certain Amended and Restated Confirmation, dated February 14, 2022, but effective as of December 23, 2021, with respect to the Purchased Asset known as Columbia Crossing, entered into among Seller, Guarantor and Buyer, that certain Second Amendment to Master Repurchase and Securities Contract, dated as of March 4, 2022, that certain Third Amendment to Master Repurchase and Securities Contract and Termination of Preferred Equity Related Pledge and Security Agreement, dated as of August 31, 2022, this Amendment No. 4 and as may be further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, collectively, the “Repurchase Agreement”);
WHEREAS, Seller has requested that Buyer extend the Facility Termination Date to the First Extended Facility Termination Date; and
WHEREAS, the parties hereto desire to make certain amendments and modifications to the Repurchase Agreement.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.Amendments to the Repurchase Agreement.
(a)Section 1.01 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Facility Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.”

(b)The following defined terms are hereby added to Section 2.01 of the Repurchase Agreement in appropriate alphabetical order:
““Authorized Representative”: Defined in Section 7.20.”

““Conforming Changes”: With respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Pricing Rate,” the definition of “Pricing Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, the applicability and length of lookback periods, the applicability of Section 12.03 and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).”

(c)The following defined terms in Section 2.01 of the Repurchase Agreement are hereby amended and restated in their entirety, as follows:
““Benchmark”: With respect to any Transaction, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark in accordance with Section 12.01(a), then, for purposes of this definition, “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark

Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 12.01.”

““Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.”

““Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer.”

““Benchmark Replacement Date”: With respect to any Benchmark, the earliest to occur of the following events with respect to such Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) even if such Benchmark continues to be provided on such date.”
““Benchmark Transition Event”: With respect to any Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is not, or as of a specified future date will not be, representative.”
““Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed.”
““Equity Pledgor”: CMFT RE Lending Sub WF Holdco, LLC, a Delaware limited liability company, and any other entity entering into a Pledge and Security Agreement to pledge the related Pledged Equity (as defined in the Pledge and Security Agreement) of any Additional Seller to Buyer, each together with its successors and permitted assigns.”
““Fee Letter”: The Fourth Amended and Restated Fee Letter, dated August 15, 2025, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.”
““Funding Expiration Date”: August 30, 2025.”
““Pricing Rate”: For any Pricing Period and any Transaction, Term SOFR for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.”
““Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, the date that is two (2) U.S. Government Securities Business Days prior to the Remittance Date on which such

Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.”
““Repurchase Date”: For each Purchased Asset, the earliest of (a) the Facility Termination Date, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation and (d) the date that is two (2) Business Days prior to the maturity date (under the related Mortgage Loan Documents with respect to such Purchased Asset including, with respect to each Participation Interest that is a participation, the related Whole Loan) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Mortgage Loan Documents with respect to such Purchased Asset) other than extensions that have been approved by Buyer in writing in its sole discretion without giving effect to any amendments other than those which have been similarly approved by Buyer in writing in its sole discretion; provided that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.06).”
““SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”
““Term SOFR”: For any calculation with respect to a Transaction, the Term SOFR Reference Rate for a tenor of one month on the applicable Pricing Rate Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that (a) if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date and (b) if the calculation of Term SOFR as determined as provided above (including pursuant to clause (a) of this proviso) results in a Term SOFR rate of less than the Floor, Term SOFR shall be deemed to be the Floor for all purposes of this Agreement and the other Repurchase Documents.”
(d)Clause (a) of the defined term “Non-Material Action” is hereby amended and restated in its entirety, as follows:

“(a)     modifications in interest rate which occur in accordance with the Mortgage Loan Documents, including, without limitation, changes in SOFR and accrual of interest at a default rate of interest;”
(e)The following defined terms are hereby deleted from Section 2.01 of the Repurchase Agreement in their entirety:
“Applicable SOFR”
“Benchmark Replacement Conforming Changes”
“Early Opt-in Effective Date”
“Early Opt-in Election”
“LIBOR”
“LIBOR Based Pricing Rate Determination Date”
“LIBOR Based Transaction”
“LIBOR Based Transaction Termination Date”
“LIBOR Reference Time”
“Maximum Additional Purchase Amount”
“Rate Conversion”
“Rate Conversion Effective Date”
“Reference Time”
“SOFR Adjustment”
“SOFR Administrator’s Website”
“SOFR Average”
“SOFR Based Pricing Rate Determination Date”
“SOFR Based Transaction”
“USD LIBOR”
“USD LIBOR Transition Date”

(f)The following defined term is hereby deleted from Section 2.01 of the Repurchase Agreement in its entirety, and all references to such term in the Repurchase Agreement shall be replaced with “Authorized Representative”:
“Responsible Officer”

(g)Section 2.03 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Section 2.03 Rates. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to any offered rate, the rates in any Benchmark, any component definition thereof or rates referred to in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes implemented in accordance with Section 12.01. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner that may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”

(h)The last sentence of Section 3.01(f) of the Repurchase Agreement is hereby deleted in its entirety.
(i)The first sentence of Section 3.03 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Notwithstanding any termination of the Funding Period and provided that Seller has extended the Facility Termination Date in accordance with Section 3.07, during the Future Advance Funding Period, and provided no unsatisfied Margin Call, Default or Event of Default has occurred and is continuing on or after giving effect to the requested advance, upon Seller’s request Buyer may, in its discretion, advance additional Purchase Price with respect to any Purchased Asset that is a Purchased Asset on or before the Funding Expiration Date and identified in the related Confirmation as a Purchased Asset with future funding obligations, provided, that, after giving effect to any such additional advances of Purchase Price, the aggregate Purchase Price outstanding for all Transactions outstanding shall not exceed the Maximum Amount.”

(j)The last sentence of Section 3.03 of the Repurchase Agreement is hereby deleted in its entirety.
(k)The last sentence of Section 3.06(a) of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Notwithstanding the foregoing, on or before the Facility Termination Date, Seller shall repurchase all Purchased Assets by paying to Buyer or depositing into the Waterfall Account, as applicable, the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.”

(l)The last sentence of Section 3.07 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:

Section 2.“Notwithstanding anything to the contrary in this Section 3.07, (i) in no event shall the Facility Termination Date be extended for more than two (2) one year periods, and (ii) an extension of the Facility Termination Date pursuant to this Section 3.07 shall extend the Repurchase Date for each Transaction to the earlier of (y) the new extended Facility Termination Date, or (z) the date derived from clause (d) of the definition of “Repurchase Date”, and, in connection therewith, Buyer and Seller shall execute all necessary updated Confirmations to reflect each such new Repurchase Date.”
(m)The last sentence of Section 4.01(a) of the Repurchase Agreement is hereby deleted and replaced with the following sentence:
“Seller understands and acknowledges that Reallocations may not be possible or, if possible, may not fully eliminate the Margin Deficit and that, subject to Seller’s rights set forth herein, the manner, method and all other factors relating to such Reallocation are in Buyer’s discretion.”
(n)Section 5.04 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Section 5.04    Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or the Facility Termination Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.”
(o)A new Section 7.20 is hereby added to the Repurchase Agreement, as follows:
“Section 7.20 Authorized Representatives of Seller, Guarantor and Pledgor. (a) Each individual set forth on Annex 5 (as updated from time to time in accordance with this paragraph) is a representative of Seller, Guarantor or Pledgor, as applicable (an “Authorized Representative”), and subject to any express limitations set forth on Annex 5 with respect to any such Authorized Representative’s authority, each Authorized Representative is duly authorized on behalf of Seller, Guarantor or Pledgor, as applicable, to deliver and receive all notices, requests, instructions (including, without limitation, wiring instructions) and other information, deliver certificates and documents, execute and deliver Repurchase Documents (including, without limitation, amendments or supplements thereto), in each case, in connection with this Agreement and the other Repurchase Documents, and (b) a specimen signature for each such Authorized Representative, together with such individual’s title, email address and telephone number, is set forth on Annex 5 hereto. From time to time, Seller, Guarantor or Pledgor, as applicable, may update the information set forth on Annex 5 hereto by delivering to Buyer (including via email) an updated Annex 5 (or a supplement thereto), certified to be true and correct by an existing Authorized Representative of Seller, Guarantor or Pledgor, as applicable;

provided, that at all times Seller, Guarantor and Pledgor shall each have not less than four (4) Authorized Representatives.”
(p)The first sentence of Section 8.09 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Seller shall employ at its expense a hedging strategy acceptable to Buyer in its discretion; provided, however, (a) for Purchased Assets that are floating rate loans, the hedging strategy may consist of an interest rate cap put in place by Seller or the Underlying Obligor which is acceptable to Buyer in its discretion and (b) for Purchased Assets that are fixed rate loans, all such hedging transactions shall at all times be with a Hedge Counterparty acceptable to Buyer in its discretion, be fully cash-collateralized and be on terms acceptable to Buyer in its discretion.”

(q)Section 12.01 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Section 12.01 Effect of Benchmark Transition Event; Market Disruption.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, with respect to any Transaction, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the applicable then-current Benchmark, then the Benchmark Replacement will replace such Benchmark with respect to each affected Transaction for all purposes hereunder or under any Repurchase Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.
(b)     Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(c)     Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.
(d)     Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event), adequate and reasonable means do not exist for ascertaining Term SOFR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period with respect to each Transaction based on Term SOFR, and for all subsequent Pricing Periods for Transactions based on Term SOFR until such notice has been withdrawn by Buyer, shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin.
(e)     Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document. Buyer will notify Seller of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
In exercising its rights and remedies under this Section 12.01, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similar situated sellers in facilities with substantially similar assets.”
(r)Section 12.03 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.05, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date, (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event, provided that, Buyer treats Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.”
(s)Annex 1 to the Repurchase Agreement is hereby amended and restated in its entirety with Annex 1 attached hereto.
(t)Annex 5 is hereby added to the Table of Contents of the Repurchase Agreement as “Authorized Representatives of Seller, Pledgor and Guarantor”.
(u)Annex 5 attached hereto is hereby added to the Repurchase Agreement in appropriate numerical order.
Section 2.    Acknowledgment Regarding Change of Buyer’s Notice Address. This Amendment No. 4 shall also serve as notice of Buyer’s new address for notices under the Repurchase Documents. From and after the date hereof, Buyer’s address for notices under Section 11.05 of the Custodial Agreement, Section 8.11 of the Pledge and Security Agreement and Section 6.11 of the Guaranty shall be sent to Buyer’s new mailing address as follows:

Wells Fargo Bank, National Association
550 South Tryon Street, 22nd Floor
MAC D1086-220
Charlotte, North Carolina 28202-4200
Attention: H. Lee Goins III
Email: lee.goins@wellsfargo.com
Confirmation No.: (704) 715-7655

Section 3.    Extension of the Facility Termination Date. Seller has exercised the first of two (2) options to request an extension of the Facility Termination Date for a one (1) year period starting August 31, 2025 and ending on August 30, 2026. The foregoing requested extension of the Facility Termination Date is subject to the conditions precedent set forth in Section 3.07 of the Repurchase Agreement. Seller hereby represents and warrants that, as of the date of the request to extend the Facility Termination Date and as of the Initial Facility Termination Date, the conditions precedent set forth in Section 3.07 of the Repurchase Agreement have and will be satisfied in all respects. Upon Buyer’s determination in its discretion no later than August 29, 2025, that all conditions precedent set forth in Section 3.07 of the Repurchase Agreement, including payment of and receipt by Buyer of the Extension Fee, have been satisfied and Buyer has communicated such affirmative determination to Seller (which may be by email), the Facility Termination Date shall be extended to August 30, 2026. This Section 3 shall not be construed as a waiver or amendment of any provision of the Repurchase Agreement or any other Repurchase Document.

Section 4.    Repurchase Documents in Full Force and Effect as Modified; No Novation. The parties hereto have entered into this Amendment No. 4 and the Fee Letter solely to modify or amend the terms of the Repurchase Agreement and indirectly the other Repurchase Documents to the extent the amendments contained herein affect such other Repurchase Documents and do not intend this Amendment No. 4, the Fee Letter or the transactions contemplated hereby or thereby to be, and this Amendment No. 4, the Fee Letter and the transactions contemplated hereby or thereby shall not be construed to be, a novation of any of the obligations owing by Seller or any other Repurchase Party under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention and agreement of each of the parties hereto that (a) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the other Repurchase Documents are preserved, (b) the Liens and security interests granted under the Repurchase Agreement and the other Repurchase Documents shall continue in full force and effect without modification, interruption, lapse, termination or limitation, and (c) any reference to the Repurchase Agreement or the Fee Letter in any Repurchase Document shall be deemed to reference the Repurchase Agreement and the Fee Letter, as applicable, as amended by this Amendment No. 4 and the Fee Letter. Except as specifically modified hereby and by the Fee Letter, nothing contained in this Amendment No. 4 or the Fee Letter is intended to amend, modify or otherwise affect any obligation of any Repurchase Party existing prior to the date hereof and the Repurchase Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Amendment No. 4 and the Fee Letter, as though such terms and conditions were set forth herein.

Section 5.    Representations and Warranties. Each of Seller, Guarantor and Pledgor represent and warrant, as of the date of this Amendment No. 4, as follows:

(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;
(b)the execution, delivery and performance by it of this Amendment No. 4 and the Fee Letter are within its corporate, limited liability company or partnership powers, have been duly authorized and does not contravene (i) its Governing Documents or its applicable resolutions, (ii) any Requirements of Law or (iii) any Contractual Obligation, Indebtedness or Guarantee Obligation;
(c)no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment No. 4, the Fee Letter or the Repurchase Documents;
(d)this Amendment No. 4 and the Fee Letter have been duly executed and delivered by it;
(e)each of this Amendment No. 4, the Fee Letter and the other Repurchase Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
(f)no Default or Event of Default exists or will exist after giving effect to this Amendment No. 4 and the Fee Letter;

(g)none of Seller, Guarantor nor Pledgor has any defense, offset, counterclaim, abatement, right of rescission or other claims, actions, causes of action, demands, damages or liabilities of any kind or nature, in all cases whether legal or equitable, available to Seller, Guarantor, Pledgor or any other Person with respect to (i) this Amendment No. 4, the Fee Letter, the Repurchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, (ii) the obligation of Seller to repay the Repurchase Obligations and other amounts due under the Repurchase Documents or (iii) Buyer or Buyer’s respective officers, employees, representatives, agents, counsel or directors arising out of or from or in any way related to or in connection with the Repurchase Agreement or the Repurchase Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof;
(h)except as specifically provided in this Amendment No. 4 and the Fee Letter, the Repurchase Obligations are not reduced or modified by this Amendment No. 4 or the Fee Letter;
(i)the representations and warranties of Seller, Guarantor and Pledgor set forth in the Repurchase Documents are true and correct in all material respects as of the date hereof; and
(j)immediately after giving effect to this Amendment No. 4 and the Fee Letter, Seller, Guarantor and Pledgor are in compliance with each of their covenants set forth in the Repurchase Documents.
Section 6.    Conditions Precedent.

(a)The effectiveness of this Amendment No. 4 is subject to the following conditions precedent: (i) delivery to Buyer of this Amendment No. 4 and the Fee Letter, duly executed by the parties hereto or thereto, (ii) delivery to Buyer of an approved opinion of counsel to Seller, Guarantor and Pledgor addressing the corporate (other than with respect to Guarantor) and enforceability matters with respect to the Repurchase Parties, this Amendment No. 4 and the Fee Letter, (iii) delivery to Buyer of a bring down opinion on the applicability of Bankruptcy Code safe harbors and (iv) delivery to Buyer of such other documents, agreements or certifications as Buyer may require.
(b)Seller acknowledges and agrees that it shall pay all reasonable legal fees and expenses of Moore & Van Allen, PLLC, as counsel to Buyer, relating to this Amendment No. 4 and the Fee Letter in an amount to be set forth on a separate invoice at the time of closing this Amendment No. 4 and the Fee Letter or, if not submitted at that time, within ten (10) Business Days of receipt of such invoice to the extent such fees and expenses are not paid upon the closing of this Amendment No. 4 and the Fee Letter.
Section 7.    Miscellaneous.

(a)This Amendment No. 4 may be executed in any number of counterparts (including by facsimile or other electronic transmission), and by the different parties hereto on the same or separate counterparts, each of which, when so executed and delivered shall be deemed to be an original instrument but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 4 in Portable Document Format (PDF) by email or facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
(b)The descriptive headings of the various sections of this Amendment No. 4 are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)This Amendment No. 4 may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.
(d)The interpretive provisions of Section 2.02 to the Repurchase Agreement are incorporated herein mutadis mutandis.
(e)This Amendment No. 4 and the Fee Letter (together with the other Repurchase Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(f)THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(g)In consideration of Buyer entering into this Amendment No. 4 and the Fee Letter, Seller, Guarantor and Pledgor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises out of or from or in any way relating to or in connection with the Repurchase Agreement or the Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
(h)Guarantor and each Pledgor (i) agrees to and consents to the terms and provisions of this Amendment No. 4 and the Fee Letter, (ii) acknowledges and confirms that the Guaranty and the Pledge and Security Agreement remain in full force and effect notwithstanding this Amendment No. 4 and the Fee Letter, and (iii) reaffirm their obligations under the Guaranty and the Pledge and Security Agreement (as applicable).
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IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:
CMFT RE LENDING RF SUB WF, LLC,
a Delaware limited liability company

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Vice President, Chief Financial Officer and Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    /s/ H. Lee Goins III
Name:    H. Lee Goins III
Title:    Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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ACKNOWLEDGED AND AGREED:

CIM REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation, as Guarantor

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Chief Financial Officer, Principal Accounting Officer and Treasurer

CMFT RE LENDING SUB WF HOLDCO, LLC,
a Delaware limited liability company, as Equity Pledgor

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Vice President, Chief Financial Officer and Treasurer

CIM RE LENDING SUB, LLC,
a Delaware limited liability company, as a Residual Pledgor

By:    /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Vice President, Chief Financial Officer and Treasurer

CMFT RE LENDING SUB II, LLC,
a Delaware limited liability company, as a Residual Pledgor

By:    /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title: Vice President, Chief Financial Officer and Treasurer
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